EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-36490
(To Prospectus dated July 14, 2003)





                            [HOLDRS UTILITIES LOGO]




                        1,000,000,000 Depositary Receipts
                           Utilities HOLDRS (SM) Trust


    This prospectus supplement supplements information contained in the prospectus dated July 14, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Utilities HOLDRS (SM) Trust.

    The share amounts specified in the table on page 10 of the base prospectus shall be replaced with the following:

                                                           Share       Primary
                     Name of Company(1)          Ticker  Amounts  Trading Market
    American Electric Power Company, Inc.         AEP      14          NYSE
    Centerpoint Energy, Inc.                      CNP      13          NYSE
    Consolidated Edison, Inc.                      ED       9          NYSE
    Dominion Resources, Inc.                       D       11          NYSE
    Duke Energy Corporation                       DUK      30          NYSE
    Dynegy, Inc.                                  DYN      12          NYSE
    Edison International                          EIX      15          NYSE
    El Paso Corporation                            EP      10          NYSE
    Entergy Corporation                           ETR      10          NYSE
    Exelon Corporation                            EXC      15          NYSE
    FirstEnergy Corporation                        FE      10          NYSE
    FPL Group, Inc.                               FPL       8          NYSE
    PG&E Corporation                              PCG      17          NYSE
    Progress Energy, Inc.                         PGN       7          NYSE
    Public Service Enterprise Group Incorporated  PEG      10          NYSE
    Reliant Resources, Inc.                       RRI    10.2518       NYSE
    The Southern Company                           SO      29          NYSE
    Texas Genco Holdings, Inc. (1)                TGN      .65         NYSE
    Texas Utilities Company                       TXU      12          NYSE
    The Williams Companies, Inc.                  WMB      20          NYSE
       ---------------

    The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

           The date of this prospectus supplement September 30, 2003.